SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2007 (November 28, 2007)

UNITED HERITAGE CORPORATION
(Exact name of registrant as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1310 West Wall
Midland, Texas 79701
(Address of Principal Executive Offices)

432-687-1131
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by United Heritage Corporation (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2007 we entered into a Consulting Agreement with Applewood Energy, Inc. (the “Applewood Consulting Agreement”). The effective date of the Applewood Consulting Agreement was November 1, 2007 (the “Effective Date”).

Pursuant to the Applewood Consulting Agreement, Applewood Energy, Inc. (“Applewood”) agreed to provide to us the services of Mr. Paul D. Watson. Mr. Watson will provide services as our Chief Operating Officer and a member of our board of directors. The board of directors has determined that, as an officer, Mr. Watson does not meet the definition of “independence” set forth in Nasdaq Marketplace Rule 4200(a)(15). Mr. Watson has not been appointed to a committee of the board of directors.

Mr. Watson, aged 56, is an oil and gas consultant, developer, acquirer and financier with 34 years’ experience at public and private natural resources and energy companies worldwide. For the past three years he has been the Vice President of Exploration and a member of the board of directors at Energy 51 Ltd./Watch Resources Ltd., a Canadian energy corporation. Prior to joining Energy 51 Ltd./Watch Resources Ltd., Mr. Watson was the Vice President of Exploration at Trafina Energy. Mr. Watson has also served as a consultant to numerous energy companies, including Kelman Technologies, Inc., Reliance Engineering Group, Inc. and Reflect Technology, Inc. Mr. Watson began his career as a junior geologist in 1973 after earning his Bachelor of Science in Geology at the University of Calgary, Alberta.

The Applewood Consulting Agreement shall terminate automatically two years from the Effective Date. As compensation, we have agreed to issue to Applewood shares of our common stock having a value of $60,000 and to pay cash compensation of $5,000 per month. Upon completion of the first and second years of the Applewood Consulting Agreement and provided it is not terminated in accordance with the terms thereof, we shall pay Applewood a bonus. The bonus will be paid with our common stock. The bonus will equal the amount of Applewood’s annual compensation. Upon the achievement of certain milestones, Applewood will also receive warrants to purchase the Company’s common stock as follows: (i) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share vesting upon completion of a successful pilot; (ii) the right to purchase 400,000 shares of common stock at an exercise price of $2.00 per share when 30 day average production reaches 1,000 boe/d; (iii) the right to purchase 400,000 shares of common stock at an exercise price of $2.50 per share vesting when the 30 day average production reaches 2,000 boe/d; and (iv) the right to purchase 400,000 shares of common stock having an exercise price of $3.00 per shares when 30 day average productions reaches 3,000 boe/d.

Before we may issue the shares of common stock for the bonus and the warrants, we must seek approval from our shareholders pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A).

We may terminate Applewood’s engagement at any time upon the occurrence of any of the following events. (a) Mr. Watson’s acting unlawfully, dishonestly, negligently, incompetently or in bad faith; (b) the conviction of Mr. Watson of a felony; (c) Mr. Watson becoming permanently disabled or disabled for a period exceeding 90 consecutive days or 90 days calculated on a cumulative basis during the term of the Applewood Consulting Agreement; or (d) the breach or default of any term of the Applewood Consulting Agreement either by Applewood and/or by Mr. Watson if such breach or default has not been remedied to our reasonable satisfaction within 30 days after written notice of the breach or default has been delivered by us to Applewood.

Applewood may terminate its obligations under the Applewood Consulting Agreement upon the default or breach of any term of the Applewood Consulting Agreement by us, if such breach or default has not been remedied or is not being remedied to the reasonable satisfaction of Applewood within 30 days after written notice of the breach or default has been delivered by Applewood to us.

In the event of a business combination or change of control, as they are defined in the Applewood Consulting Agreement, all unvested warrants issued to Applewood pursuant to the Applewood Consulting Agreement will immediately vest and Applewood will have the right to receive, upon exercise of its warrants and payment of the exercise price, subject in all cases to completion of a successful pilot, the kind and amount of shares of capital stock or other securities or property which it would have been entitled to receive upon or as a result of such combination or change of control had the warrants been exercised immediately prior to such event. In the event of a business combination or change of control which results in the termination of the Applewood Consulting Agreement, Applewood shall receive a 12 month severance package payable upon the effective date of the transaction and only as to the cash portion of Applewood’s annual compensation.

The foregoing discussion is qualified in its entirety by reference to the Independent Consulting Services Agreement between us and Applewood Energy, Inc. that is attached as an exhibit to this Current Report and incorporated herein by this reference.

Also on November 28, 2007 we entered into a Consulting Agreement with GWB Petroleum Consultants Ltd. (the “GWB Consulting Agreement”). The effective date of the GWB Consulting Agreement was also November 1, 2007 (the “Effective Date”).

Pursuant to the GWB Consulting Agreement, GWB Petroleum Consultants Ltd. (“GWB”) agreed to provide to us the services of Mr. Geoffrey W. Beatson. Mr. Beatson will provide services as our Vice President of Engineering and Production.

Mr. Beatson, aged 48, has more than two decades’ experience in the oil and gas industry. Since 2005, Mr. Beatson has been the Vice President of Engineering and Operations at Energy 51/Watch Resources Ltd. where he developed innovative techniques to produce heavy oil and presented his findings at the Lloydminster heavy oil conference in 2007. Prior to accepting the position at Energy 51/Watch Resources Ltd., Mr. Beatson was the Vice President of Engineering with Bunker Energy, Inc. where, for three years, he performed reservoir studies, production optimization, drilling and completion program design and implementation. Prior to joining Bunker Energy, Mr. Beatson was the B.C. Team Leader, then Chief Reservoir Engineer then Director of Engineering and Economics, at Encal Energy Ltd. From November 1994 until December 1995, Mr. Beatson was the Senior Business Development Engineer at Anderson Exploration Ltd., where he evaluated potential properties and corporate acquisition targets. Mr. Beatson earned his A.P.E.G.G.A. Management Development Certificate, his Certified Administrative Manager Certificate (C.A.M.) and his Bachelor of Science, Mechanical Engineering at the University of Calgary, Alberta in 1983.

The GWB Consulting Agreement shall terminate automatically two years from the Effective Date. As compensation, we have agreed to issue to GWB $550.00 per day until January 1, 2008 at which time the compensation will increase to $12,000 per month, as the development program is implemented. Upon completion of the first and second years of the GWB Consulting Agreement and provided it is not terminated in accordance with the terms thereof, we shall pay GWB a bonus. The bonus will be paid with our common stock. The bonus will equal the amount of GWB’s annual cash compensation. Upon the achievement of certain milestones, GWB will also receive warrants to purchase our common stock as follows: (i) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share vesting upon completion of a successful pilot; (ii) the right to purchase 250,000 shares of common stock at an exercise price of $2.00 per share when 30 day average production reaches 1,000 boe/d; (iii) the right to purchase 250,000 shares of common stock at an exercise price of $2.50 per share vesting when the 30 day average production reaches 2,000 boe/d; and (iv) the right to purchase 250,000 shares of common stock having an exercise price of $3.00 per shares when 30 day average productions reaches 3,000 boe/d.

Before we may issue the shares of common stock for the bonus and the warrants, we must seek approval from our shareholders pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A).

We may terminate GWB's engagement at any time upon the occurrence of any of the following events. (a) Mr. Beatson’s acting unlawfully, dishonestly, negligently, incompetently or in bad faith; (b) the conviction of Mr. Beatson of a felony; (c) Mr. Beatson becoming permanently disabled or disabled for a period exceeding 90 consecutive days or 90 days calculated on a cumulative basis during the term of the GWB Consulting Agreement; or (d) the breach or default of any term of the GWB Consulting Agreement either by GWB and/or by Mr. Beatson if such breach or default has not been remedied to our reasonable satisfaction within 30 days after written notice of the breach or default has been delivered by us to GWB.

GWB may terminate its obligations under the GWB Consulting Agreement upon the default or breach of any term of the GWB Consulting Agreement by us, if such breach or default has not been remedied or is not being remedied to the reasonable satisfaction of GWB within 30 days after written notice of the breach or default has been delivered by GWB to us.

In the event of a business combination or change of control, as they are defined in the GWB Consulting Agreement, all unvested warrants issued to GWB pursuant to the GWB Consulting Agreement will immediately vest and GWB will have the right to receive, upon exercise of its warrants and payment of the exercise price, subject in all cases to completion of a successful pilot, the kind and amount of shares of capital stock or other securities or property which it would have been entitled to receive upon or as a result of such combination or change of control had the warrants been exercised immediately prior to such event. In the event of a business combination or change of control which results in the termination of the GWB Consulting Agreement, GWB shall receive a 12 month severance package payable upon the effective date of the transaction and only as to the cash portion of GWB’s annual compensation.

The foregoing discussion is qualified in its entirety by reference to the Independent Consulting Services Agreement between us and GWB Petroleum Consultants Ltd. that is attached as an exhibit to this Current Report and incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above.

We have not entered into any transactions with Messrs. Watson or Beatson, or with Applewood Energy, Inc. or GWB Petroleum Consultants Ltd. that we would be required to disclose in accordance with Item 404(a) of Regulation S-B. Other than the agreements described above, we have not entered into any material plan, contract or arrangement, oral or written, to which Messrs. Watson or Beatson are parties in connection with the appointment of each as an officer.

There are no family relationships between Messrs. Watson and Beatson and no family relationships between Messrs. Watson and Beatson and the other directors on the Company’s board of directors.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 Independent Consulting Services Agreement between Applewood Energy, Inc. and United Heritage Corporation

Exhibit 10.2 Independent Consulting Services Agreement between GWB Petroleum Consultants Ltd. and United Heritage Corporation

Exhibit 99 Press Release issued December 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2007

UNITED HERITAGE CORPORATION

By	:/s/Joseph F. Langston Jr.
Joseph F. Langston Jr.,
Interim Chief Executive Officer